Exhibit 99.1

CONTACT:
Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS FIRST QUARTER FISCAL YEAR 2010 FINANCIAL RESULTS

BOARD OF DIRECTORS APPROVES CASH DISTRIBUTION AND ONE-FOR-TEN REVERSE STOCK SPLIT

CHELMSFORD, Mass., November 19, 2009 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in intelligent bandwidth management solutions for fixed line and mobile network operators worldwide, today reported its results for the first quarter of fiscal 2010 ended October 24, 2009. Revenue for the first quarter of fiscal 2010 was $15.6 million, compared with $15.4 million for the first quarter of fiscal 2009.

Net loss for the first quarter of fiscal 2010, on a generally accepted accounting principles (“GAAP”) basis, was $10.4 million, or $0.04 per share, compared with a GAAP net loss of $5.8 million, or $0.02 per share for the first quarter of fiscal 2009. Non-GAAP net loss for the first quarter of fiscal 2010 was $3.2 million, or $0.01 per share, compared with non-GAAP net loss of $3.5 million, or $0.01 per share for the first quarter of fiscal 2009. A reconciliation between net loss on a GAAP basis and non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

On November 18, 2009 the Board of Directors of Sycamore Networks, Inc. approved a cash distribution of $1.00 per share of common stock. The cash distribution will be paid on December 15, 2009 to stockholders of record as of November 30, 2009.

In addition to the cash distribution, the Board of Directors also approved on November 18, 2009 a one-for-ten reverse stock split of the Company’s common stock and corresponding amendment to the Company’s Amended and Restated Certificate of Incorporation, which will be effective after the close of business on December 21, 2009.

“Sycamore’s first quarter results demonstrate the positive effect of the cost reduction actions implemented over the past several months which contributed to significantly lower operating expenses and improved gross margins,” said Daniel E. Smith, president and chief executive officer. “We have also taken important actions concerning the capital structure of the Company which we believe will provide near-term value to our stockholders. The Company retains a strong balance sheet with sufficient financial resources to fund our current business operations and to pursue strategic alternatives.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) is a leading provider of intelligent bandwidth management solutions for fixed line and mobile network operators worldwide. From multiservice access networks to the optical core, Sycamore products enable network operators to lower overall network costs, increase operational efficiencies, and rapidly deploy new revenue-generating services. Sycamore’s global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (GAAP). These measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

We wish to caution you that certain matters discussed in this news release constitute forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that actual results or events could differ materially from those stated or implied in the forward-looking statements. Other risks and uncertainties include, but are not limited to, actions, inquiries and findings that may result from certain stock option matters, including the restatement of previously issued financial statements; the Company’s reliance on a limited number of customers; variation in the Company’s quarterly results; industry pricing pressures and the high cost of product development required to remain competitive and keep pace with evolving features and technologies desired by customers; the consolidation of both suppliers and customers in the telecommunications marketplace and general economic conditions. Certain additional risks are set forth in more detail in the section entitled “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	October 24, 2009	July 31, 2009
Assets

Current assets:
Cash and cash equivalents	$350,362	$347,696
Short-term investments	293,524	273,387
Accounts receivable, net	13,618	12,860
Inventories	13,998	16,058
Prepaids and other current assets	1,682	2,388

Total current assets	673,184	652,389

Property and equipment, net	10,013	13,342
Long-term investments	276,415	305,725
Other assets	363	357

Total Assets	$959,975	$971,813

Liabilities and Stockholders’ Equity

Current liabilities:
Deferred revenue	$8,846	$11,003
Other current liabilities	13,563	14,034

Total current liabilities	22,409	25,037

Long term deferred revenue	5,069	4,530
Long term liability	1,707	1,821

Total liabilities	29,185	31,388

Common stock	284	284
Additional paid-in capital	2,041,124	2,040,061
Accumulated deficit	(1,111,747)	(1,101,355)
Other equity	1,129	1,435

Total stockholders’ equity	930,790	940,425

Total Liabilities and Stockholders’ Equity	$959,975	$971,813

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	October 24, 2009	October 25, 2008

Revenue	$15,624	$15,431
Cost of revenue	7,847	9,358

Gross profit	7,777	6,073

Operating expenses:
Research and development	8,672	11,455
Sales and marketing	2,585	4,074
General and administrative	2,308	1,735
Restructuring and related asset impairment	6,304	628

Total operating expenses	19,869	17,892

Loss from operations	(12,092)	(11,819)

Interest and other income, net	1,820	5,994

Loss before income taxes	(10,272)	(5,825)
Income tax expense (benefit)	120	(46)

Net loss	$(10,392)	$(5,779)

Net loss per share:
Basic	$(0.04)	$(0.02)
Diluted	$(0.04)	$(0.02)

Weighted average shares outstanding:
Basic	284,168	283,444
Diluted	284,168	283,444

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	October 24, 2009	October 25, 2008

Revenue	$15,624	$15,431
Cost of revenue	7,645	9,019

Gross profit	7,979	6,412

Operating expenses:
Research and development	8,348	10,950
Sales and marketing	2,373	3,718
General and administrative	2,139	1,245

Total operating expenses	12,860	15,913

Loss from operations	(4,881)	(9,501)

Interest and other income, net	1,820	5,994

Loss before income taxes	(3,061)	(3,507)
Income tax expense (benefit)	120	(46)

Net loss	$(3,181)	$(3,461)

Net loss per share:
Basic	$(0.01)	$(0.01)
Diluted	$(0.01)	$(0.01)

Weighted average shares outstanding:
Basic	284,168	283,444
Diluted	284,168	283,444

Sycamore Networks, Inc.

Reconciliation of GAAP to Non-GAAP Net Loss

(in thousands, except per share data)

	Three Months Ended
	October 24, 2009	October 25, 2008

GAAP net loss	$(10,392)	$(5,779)

Stock-based compensation expense:
Cost of revenue	125	171
Research and development	324	505
Sales and marketing	212	356
General and administrative	169	176

Total stock based compensation expense	830	1,208
Amortization of purchased intangible assets	—	314
Restructuring and related asset impairment:
Operating expense	6,304	628
Cost of revenue	77	168

Non-GAAP net loss	$(3,181)	$(3,461)